Administrative Offices
The Yankee Companies, LLC.
A Florida limited liability company
__________________________
Leonard Miles Tucker
Member & Chief Executive Officer

William A. Calvo, III, Ll.M.
Member

Vanessa H. Lindsey
Secretary & Chief Administrative Officer

Kevin W. Dornan
Counsel
                                                       Boca Raton Office
                                                     2500 North Military Trail
                                                    Boca Raton, Florida 33431
                                                      Telephone (561) 998-2025
                                                     Fax Number (561) 998-3425

                                             Please respond to the Ocala Office

                                                             Ocala Office
                                                    5185 Southeast 20th Street
                                                      Ocala, Florida 34471
                                                    Telephone (352) 694-6661
                                                  Fax Number (352) 694-1325
                                                  Legal@yankeecompanies.com

                                  July 1, 2002


Mr. Anthony Q. Joffe
President, Colmena Corp.
2500 North Military Trail, Suite 225-C
Boca Raton, FL 33431

                        Re: Amended Engagement Agreement

Dear Mr. Joffe:

     The Yankee Companies, LLC, a Florida limited liability company ("Yankees"), has asked me to provide Colmena Corp. ("Colmena") with certain legal services. Subject to your approval of the scope and limitation of services, acknowledgment of disclosures and waiver of conflicts, and the other terms of representation set forth in this engagement agreement, I have agreed to provide such services. This amended engagement agreement shall be effective as of July 1, 2002, and supercedes our engagement agreement dated January 2, 2002.

     Scope and Limitation of Services: You have received a copy of the Retainer Agreement between Yankees and me (referred to therein as "Counsel") effective July 1, 2002. Colmena acknowledges that the scope of and limitation of services described in Article Two of the Yankees/Counsel Agreement describes and limits the services Counsel will provide to Colmena under this engagement agreement. Specifically Colmena acknowledges that Counsel will provide Colmena and Yankees with dual representation and by virtue of Counsel's prior and primary relationship with Yankees, Counsel may have to withdraw from his representation of Colmena in the event a conflict of interest arises in the judgment of Counsel or if Yankees

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Colmena Corp.
July 1, 2002
Page  2


or Colmena asserts such a conflict of interest. In the event of such a withdrawal, Counsel may continue to represent Yankees even in matters where Yankees and Colmena are adverse.

     By entering into this engagement agreement Colmena specifically waives the right to disqualify Counsel from representing Yankees in any matter.

     By entering into this agreement Colmena also acknowledges that Counsel has undertaken a duty to disclose all information which he learns about Colmena (whether confidential or not) to Yankees. For this purpose only, Colmena waives the attorney-client privilege.

     Compensation: Counsel will be compensated for the services provided under this engagement agreement as follows: Under Article Three of the Yankees/Counsel Agreement, Counsel is to receive $35.00 per hour in cash (paid weekly), and $20 per hour in stock (paid on the last day of the month), with 20 hours per week anticipated. Colmena's share of this compensation will be equal to the percentage equivalent of a fraction, the numerator of which shall be the number "1" and the denominator of which shall be the number of Yankees' clients that have or will have publicly trading securities and for which I have agreed to serve as counsel under terms comparable to those reflected in this agreement. Currently the number of such Yankees clients is two, but is subject to change

     In addition to this compensation, Counsel will be entitled to additional compensation directly from Colmena as a result of the following events:

     A. In the event that Counsel arranges or provides funding for Colmena on terms more beneficial than those reflected in Colmena's current principal financing agreements, Counsel shall be entitled, at his election, to either:

          1.   A fee equal to 5% of such savings, on a continuing basis; or

          2. If equity funding is provided through Counsel or any entity affiliated with him, a discount of 5% from the bid price for the subject equity securities, if they are issuable as free trading securities, or a discount of 25% from the bid price for the subject equity securities, if they are issuable as restricted securities (as the term 'restricted' is used for purposes of SEC Rule 144); and

          3. If equity funding is arranged for Colmena by Counsel and Colmena is not obligated to pay any other source compensation in conjunction therewith, other than the normal commissions charged by broker dealers in securities in compliance with the compensation guidelines of the NASD, Counsel shall be entitled to a bonus in a sum equal to 5% of the net proceeds of such funding.

Colmena Corp.
July 1, 2002
Page  3


     B. In the event that Counsel generates business for Colmena, then on any sales resulting therefrom, Counsel shall be entitled to a commission equal to 5% of the net income derived by Colmena therefrom, on a continuing basis.

     Errors and Omissions Insurance: Counsel will maintain errors and omissions insurance in accordance with the terms of his Yankees Retainer Agreement and which he believes would provide sufficient coverage for the services to be performed under this agreement. Counsel cannot predict, however, how his insurer will respond to any particular claim.

     Further disclosure of conflict of interest and waivers thereof: This engagement may give rise to certain conflicts of interest which Counsel must disclose in writing. The Rules of Professional Conduct of the American Bar Association, Rule 3-300 provides:

     "A member shall not enter into a business transaction with a client, or knowingly acquire an ownership, possessory, security, or other pecuniary interest adverse to a client, unless each of the following requirements has been satisfied:

     1. The transaction or the acquisition and its terms are fair and reasonable to the client and are fully disclosed and transmitted in writing to the client in a manner which should reasonably have been understood by the client; and

     2. The client is advised in writing that the client may seek the advice of an independent lawyer of the client's choice and is given a reasonable opportunity to seek that advice; and

     3. The client thereafter consents in writing to the terms of the transaction or the terms of the acquisition."

     Colmena acknowledges that Counsel may receive Colmena stock as his fee for services rendered under this agreement and possibly for separate services rendered for Yankees solely for its benefit. As a shareholder of Colmena, Counsel may at some time have interests which do not coincide with those of Colmena management. By entering into this agreement, Colmena acknowledges that Colmena has been advised of the provisions of Rule 3-300, that it has had the opportunity to seek the advice of another lawyer about this agreement, and that in the judgment of the board of directors of Colmena this agreement is fair and reasonable.

Colmena Corp.
July 1, 2002
Page  4

     If the foregoing is acceptable to you, please execute the enclosed extra copy of this engagement agreement and return it to the office of the Counsel of Yankees. The original is for your records.


                                Very truly yours,

                           The Yankee Companies, LLC.

                              /s/ Kevin W. Dornan

                                 Kevin W. Dornan
                                     Counsel




The undersigned represents that the Board of Directors of Colmena Corp. ratifies this agreement and that he has the authority of the board to sign it.


/s/ Anthony Q. Joffe
__________________________
Anthony Q. Joffe, President
Colmena Corp.